Exhibit 12

700 12th Street, NW
Washington, DC 20005

September 1, 2020

Board of Directors

Quara Devices Inc. (dba Edoceo Devices)

To the Board of Directors:

We are acting as counsel to Quara Devices Inc. (dba Edoceo Devices) (the “Company”) with respect to the preparation and filing of an offering statement on Form 1-A. The offering statement covers the contemplated sale of up to 3,082,779 shares of the Company’s Common Stock, without par value (the “Company Shares”), by the Company and up to 365,497 shares of the Company’s Common Stock, without par value, by certain selling shareholders (the “Selling Shareholders”) of the Company (the “Selling Shareholder Shares”).

In connection with the opinion contained herein, we have examined the offering statement, the articles of incorporation, the bylaws, the minutes of meetings and actions by written consent of the Company’s board of directors, the stock records of the Company that it has provided to us, the agreements under which the Selling Shareholders acquired the Selling Shareholder Shares, the Irrevocable Powers of Attorney signed by the Selling Shareholders, as well as all other documents necessary to render an opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We are opining herein as to the effect on the subject transactions only of the laws of the State of Wyoming, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including federal law.

Based upon the foregoing, we are of the opinion that (i) the Company Shares are duly authorized and will be, when issued in the manner described in the offering statement, legally and validly issued, fully paid and non-assessable and (ii) the Selling Shareholder Shares to be sold by the Selling Shareholders are validly issued, fully paid and nonassessable.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the offering statement or any portion thereof.

We further consent to the use of this opinion as an exhibit to the offering statement.

Yours truly,

/s/ CrowdCheck Law, LLP

By Heidi Mortensen, Counsel

CrowdCheck Law LLP